Exhibit 99.1

Lifeway Foods Announces Agreement with Edward and Ludmila Smolyansky

Morton Grove, IL, July 29, 2022 -- Lifeway Foods, Inc. (Nasdaq: LWAY) ("Lifeway" or the "Company"), a leading U.S. supplier of kefir and fermented probiotic products to support the microbiome, today announced that it has entered into an agreement (the "Agreement") with Edward and Ludmila Smolyansky. The Agreement ensures stability on Lifeway’s board of directors and positions the Company to continue to execute on its strategic plan.

Pursuant to the Agreement, Lifeway’s board will nominate the following individuals for election at Lifeway’s upcoming annual meeting, which is expected to be held on August 31, 2022: Juan Carlos Dalto, Jodi Levy, Dorri McWhorter, Perfecto Sanchez, Jason Scher, Pol Sikar, Julie Smolyansky and Ludmila Smolyansky.

“Lifeway has been a pioneering force in the natural foods world for more than 35 years; we are proud of our history and excited for our future," said Julie Smolyansky, President and CEO of Lifeway. "I’m energized by the new members that we plan to welcome to the Board. They are an incredible group of individuals whose skill sets and purpose-driven principles sync up perfectly with the Lifeway mission. We have an amazing team, and we’re poised to deliver value to our shareholders, great products to our customers and exceptional company culture to our employees."

As part of the Agreement, the Audit and Corporate Governance Committee of the Lifeway board will oversee a review of strategic alternatives for the Company.

Edward and Ludmila Smolyansky have agreed to withdraw their director nominations previously submitted to the Company and vote all of their shares in favor of Lifeway’s nominees at the annual meeting. In addition, they have entered into other customary standstill and voting commitments. The full Agreement will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K.

About Lifeway Foods, Inc.
Lifeway Foods, Inc., which has been recognized as one of Forbes' Best Small Companies, is America's leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the company also produces cheese, probiotic oat milk, and a ProBugs line for kids. Lifeway's tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, France and the United Kingdom. Learn how Lifeway is good for more than just you at lifewayfoods.com.

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Forward-Looking Statements

This release (and oral statements made regarding the subjects of this release) contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including the introduction of new products, or estimates or predictions of actions by customers or suppliers, (ii) statements of future economic performance, and (III) statements of assumptions underlying other statements and statements about Lifeway or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Lifeway's expectations and projections. These risks, uncertainties, and other factors include: price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; and customer acceptance of products and services. A further list and description of these risks, uncertainties, and other factors can be found in Lifeway's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Company's subsequent filings with the SEC. Copies of these filings are available online at https://www.sec.gov, http://lifewaykefir.com/investor-relations/, or on request from Lifeway. Information in this release is as of the dates and time periods indicated herein, and Lifeway does not undertake to update any of the information contained in these materials, except as required by law. Accordingly, YOU SHOULD NOT RELY ON THE ACCURACY OF ANY OF THE STATEMENTS OR OTHER INFORMATION CONTAINED IN ANY ARCHIVED PRESS RELEASE.

For media inquiries:
Derek Miller
Vice President of Communications, Lifeway Foods
Email: derekm@lifeway.net

For general Lifeway Foods inquiries:
info@lifeway.net
Phone: 847-967-1010

Investor Contact:
Ed Greene
Phone: 212-805-7303
Email: egreene@georgeson.com

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